Exhibit 99.1

FOR IMMEDIATE RELEASE

November 9, 2026

GCI completes acquisition of Quintillion

Combined fiber network strengthens reliability through unified, Alaska-based operations

ANCHORAGE, Alaska – GCI Holdings, LLC (“GCI”), a wholly owned subsidiary of Liberty Capital Corporation (Nasdaq: GLIBA, GLIBK), today announced the completion of its acquisition of Q Gateway Intermediate Holdings, LLC (“Quintillion”), an Alaska fiber infrastructure provider.

The transaction brings Quintillion’s more than 1,800 miles of existing subsea and terrestrial fiber and approximately 1,500 miles of planned fiber expansion together with GCI’s statewide communications network under a unified operational framework supporting better coordinate planning, monitoring, maintenance and restoration.

“Bringing these networks together will increase routing diversity and support greater reliability across Alaska,” said Billy Wailand, Senior Vice President of Corporate Development at GCI. “Our Alaska-based teams are passionate about GCI’s vision—for all Alaskans to be connected. Working together with local stakeholders, we look forward to integrating Quintillion’s network into our own and using the combined network to deliver fast, reliable service that supports a thriving and healthy rural Alaska.”

The completion of GCI's acquisition of Quintillion strengthens the integrated fiber infrastructure serving communities across Alaska, including Kotzebue (pictured).

What Happens Next

GCI will begin integrating Quintillion into its statewide network. Existing customer relationships, contractual obligations and service arrangements will continue without interruption as the integration moves forward.

GCI will also continue advancing Quintillion’s ongoing fiber expansion and grant-funded projects, working with customers, communities and project partners throughout the transition.

About GCI

Headquartered in Alaska, GCI provides data, mobile, voice and managed services to consumer, business, government, and carrier customers throughout Alaska, serving more than 200 communities. The company has invested more than $5 billion in its Alaska network and facilities over the past 45+ years. Through a combination of ambitious network initiatives, GCI continues to expand and strengthen its statewide network infrastructure to deliver the best possible connectivity to its customers and close the digital divide in Alaska. Learn more about GCI at www.gci.com. GCI is a wholly owned subsidiary of Liberty Capital Corporation (Nasdaq: GLIBA, GLIBK).

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About Liberty Capital Corporation

Liberty Capital Corporation (Nasdaq: GLIBA, GLIBK) consists of its wholly owned subsidiary GCI. GCI is Alaska’s largest communications provider, providing data, voice and managed services to consumer and business customers throughout Alaska, serving more than 200 communities. GCI has invested more than $5 billion in its Alaska network and facilities over the past 45+ years. Through a combination of ambitious network initiatives, GCI continues to expand and strengthen its statewide network infrastructure to deliver the best possible connectivity to its customers and close the digital divide in Alaska.

Forward-Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including certain statements relating to expectations regarding the GCI and Quintillion businesses and prospects. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. These forward-looking statements generally can be identified by phrases such as “possible” or “expects” or other words or phrases of similar import or future or conditional verbs such as “will,” “may,” “would,” “could,” or similar variations. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, the ultimate outcome and results of integrating Quintillion’s operations, the ultimate outcome of Liberty Capital’s operating efficiencies after the consummation of the transaction, and the ability of Liberty Capital to realize the expected synergies and other benefits. These forward-looking statements speak only as of the date of this communication, and Liberty Capital and GCI expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in their expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty Capital, including its most recent Form 10-K and Forms 10-Q, as such risk factors may be amended, supplemented or superseded from time to time by other reports Liberty Capital subsequently files with the SEC, for additional information about Liberty Capital and about the risks and uncertainties related to Liberty Capital’s business which may affect the statements made in this communication.

Liberty Capital Corporation

Hooper Stevens

Email: investor@libertycapitalcorp.com

Media Contact

Megan Webb

Phone: 907-570-4239

Email: mwebb@gci.com